Exhibit 10.1

NUANCE COMMUNICATIONS, INC.
FORM OF CHANGE OF CONTROL AND SEVERANCE AGREEMENT
This Change of Control and Severance Agreement (the “Agreement”) is made and entered into by and between [_______] (“Executive”) and Nuance Communications, Inc., a Delaware corporation (the “Company”), effective as of [DATE] (the “Effective Date”).
RECITALS
1.    The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control.
2.    The Committee believes that it is imperative to provide Executive with severance benefits upon Executive’s termination of employment under certain circumstances to provide Executive with enhanced financial security, incentive and encouragement to remain with the Company.

3.    Certain capitalized terms used in the Agreement are defined in Section 7 below.
AGREEMENT
NOW, THEREFORE, in consideration of Executive’s continued employment and the mutual covenants contained herein, the parties hereto agree as follows:
1.Term of Agreement. This Agreement will have an initial term commencing on the Effective Date and ending September 30, 2018 (the “Initial Term”). At the end of the Initial Term, this Agreement will renew automatically for additional one (1) year terms (each an “Additional Term”), unless either party provides the other party with written notice of non-renewal at least sixty (60) days prior to the date of automatic renewal. Notwithstanding the foregoing provisions of this paragraph, if a Change of Control occurs when there are fewer than twelve (12) months remaining during the Initial Term or an Additional Term, the term of this Agreement will extend automatically through the date that is twelve (12) months following the effective date of the Change of Control. If Executive becomes entitled to benefits under Section 3 during the term of this Agreement, the Agreement will not terminate until all of the obligations of the parties hereto with respect to this Agreement have been satisfied. For avoidance of doubt, Executive will not be entitled to severance benefits under Section 3 due solely to notice of non-renewal or termination of the Agreement due to non-renewal.
2.At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and will continue to be at-will, as defined under applicable law, except as otherwise specifically provided under the terms of a written employment agreement between the Company and Executive.
3.Severance Benefits.
(a)Termination Other than During Change of Control Period. If Executive’s employment with the Company and its subsidiaries is terminated by the Company other than for Cause and for a reason other than Death or Disability, and such termination occurs outside the Change of Control Period, then, subject to Section 4 and the other provisions of this Agreement, Executive will receive from the Company:
(i)Base Salary Severance. A lump sum severance payment equal to one hundred percent (100%) of Executive’s annual base salary as in effect immediately prior to the termination date.
(ii)Target Bonus Severance. A lump sum severance payment equal to a prorated percentage of Executive’s target bonus as in effect for the fiscal year that includes the termination date. The prorated percentage will be determined by dividing the number of days during the fiscal year for which Executive remained an employee of the Company, by 365. If Executive’s target bonus for the fiscal year including the termination date has not been set as of the termination date, Executive instead will receive a prorated percentage of the target bonus for the immediately preceding fiscal year.
(iii)Time-Based Equity Awards. Vesting of a prorated percentage of each (if any) of Executive’s outstanding and unvested time-vesting equity awards (excluding any awards vesting based on performance) covering shares of the Company’s common stock that are scheduled to vest in the year that includes the termination date. The prorated percentage will be determined by on a grant-by-grant basis by dividing (A) the number of days during the fiscal year for which Executive remained an employee of the Company, by (B) the number of days from the first day of the fiscal year through the scheduled vesting date during the year of termination. The number of shares vesting (if any) will be rounded to the nearest whole share. As an example only, if Executive remains an employee for the first 30 days of the year that includes the termination date, and 100 shares of a time-based RSU were scheduled to vest on the 90th day of that fiscal year, Executive would receive vesting of thirty-three of the shares that were scheduled to vest on the 90th day. For the avoidance of doubt, the vesting provided in this Section 3(a)(iii) applies only to the portion of an award that is scheduled to vest in the year of termination. No vesting will be provided under this Section 3(a)(iii) with respect to any shares that are scheduled to vest after the year of Executive’s termination.
(iv)Continued Employee Benefits. Continuation coverage under the terms of the Company medical benefit plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and/or Executive’s eligible dependents, subject to Executive timely electing COBRA coverage. For one year from the date of Executive’s termination the Company will pay directly on Executive’s behalf the COBRA premiums (at the coverage levels in effect immediately prior to Executive’s termination). Notwithstanding the preceding sentence, if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable lump sum cash payment in an amount equal to the product of (x) twelve (12), multiplied by (y) the monthly COBRA premium that Executive otherwise would be required to pay to continue the group health coverage for Executive and Executive’s eligible dependents, as applicable, as in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payment will be made regardless of whether Executive elects COBRA continuation coverage. For the avoidance of doubt, the taxable payment in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.
(b)Termination Following a Change of Control. If during the Change of Control Period (i) Executive’s employment with the Company and its subsidiaries is terminated by the Company other than for Cause and for a reason other than death or Disability or (ii) Executive resigns for Good Reason, then, subject to Section 4 and the other provisions of this Agreement, Executive will receive from the Company:

(i)Severance. A lump sum severance payment equal to one hundred percent (100%) of Executive’s annual base salary as in effect immediately prior to the termination date (or, if greater, as in effect immediately prior to the Change of Control).
(ii)Target Bonus. A lump sum severance payment equal to one hundred percent (100%) of the greater of (1) Executive’s target bonus for the year in which Executive’s termination occurs, or (2) Executive’s target bonus in effect immediately prior to the Change of Control.
(iii)Continued Employee Benefits. Continuation coverage under the terms of the Company medical benefit plan pursuant to COBRA for Executive and/or Executive’s eligible dependents, subject to Executive timely electing COBRA coverage. For one year from the date of Executive’s termination the Company will pay directly on Executive’s behalf the COBRA premiums (at the coverage levels in effect immediately prior to Executive’s termination). Notwithstanding the preceding sentence, if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable lump sum cash payment in an amount equal to the product of (x) twelve (12), multiplied by (y) the monthly COBRA premium that Executive otherwise would be required to pay to continue the group health coverage for Executive and Executive’s eligible dependents, as applicable, as in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payment will be made regardless of whether Executive elects COBRA continuation coverage. For the avoidance of doubt, the taxable payment in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.
(iv)Vesting of Equity Awards. One hundred percent (100%) of Executive’s outstanding and unvested time-vesting equity awards (excluding any awards vesting based on performance) covering shares of the Company’s common stock will become vested in full.
(c)Vesting of Performance Shares. Upon a Change of Control, a number of Executive’s then-outstanding performance-based restricted stock units granted under the Company’s 2000 Stock Plan or any successor thereto (the “Plan”) that are subject to performance goals for the fiscal year in which the Change of Control occurs will become eligible for time-based vesting assuming the performance goals had been achieved at 100% of targeted performance (the “Eligible Shares”). Following the Change of Control, the original time-based vesting schedule for the Eligible Shares will cease to apply and the Eligible Shares will instead vest on the last day of the performance period in which the Change of Control occurs, subject to Executive’s remaining a Service Provider (as defined in the Plan) through such date, or, if earlier, upon Executive’s termination by the Company or its successor other than for Cause or upon Executive’s resignation for Good Reason. Upon a Change of Control, Executive’s then-outstanding performance-based restricted stock units granted under the Plan that are subject to performance goals for fiscal years after the fiscal year in which the Change of Control occurs will remain subject to the terms of the Plan and the applicable award agreement except that, if during the Change of Control Period, Executive’s employment is terminated by the Company or its successor other than for Cause or by Executive for Good Reason, 50% of the performance-based restricted stock units that would have vested at 100% of targeted performance will vest. All performance-based restricted stock units described in this Section 3(c) otherwise will remain subject to the terms of the Plan and the applicable award agreement.
(d)Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company and its subsidiaries terminates in a voluntary resignation (other than for Good Reason during the Change of Control Period), or if the Executive is terminated for Cause, then Executive shall not be entitled to receive severance or other benefits except as otherwise provided by applicable law or those (if any) as may be available under the Company’s severance and benefit plans and policies in effect at the time of such termination (see Section 3(e) in the case of termination due to death or Disability).
(e)Termination for Death or Disability. If Executive’s employment with the Company and its subsidiaries terminates on account of Executive’s death or absence from work due to a disability for a period in excess of ninety (90) days in any twelve-month period that qualifies for benefits under the Company’s long-term disability program (“Disability”), Executive will receive from the Company:
(i) Continuation coverage under the terms of the Company medical benefit plan pursuant to COBRA for Executive and/or Executive’s eligible dependents, subject to Executive or his dependents timely electing COBRA coverage. For one year from the date of Executive’s termination the Company will pay directly on Executive’s behalf the COBRA premiums (at the coverage levels in effect immediately prior to Executive’s termination). Notwithstanding the preceding sentence, if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable lump sum cash payment in an amount equal to the product of (x) twelve (12), multiplied by (y) the monthly COBRA premium that Executive otherwise would be required to pay to continue the group health coverage for Executive and Executive’s eligible dependents, as applicable, as in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payment will be made regardless of whether Executive elects COBRA continuation coverage. For the avoidance of doubt, the taxable payment in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.
(ii)    one hundred percent (100%) of Executive’s outstanding and unvested time-vesting equity awards (excluding any awards vesting based on performance) covering shares of the Company’s common stock will become vested. In the case of a termination for Disability, vesting under this Section 3(e) will be subject to Executive’s compliance with Section 4 and the other provisions of this Agreement.
(f) Accrued Amounts. Without regard to the reason for, or the timing of, Executive’s termination of employment, the Company shall pay Executive: (i) any unpaid base salary due for periods prior to the date of termination, (ii) accrued and unused vacation, as required under the applicable Company policy; and (iii) all expenses incurred by Executive in connection with the business of the Company prior to the date of termination in accordance with the Company’s business expense reimbursement policy. These payments shall be made promptly upon termination and within the period of time mandated by law.
(g) Exclusive Remedy. In the event of termination of Executive’s employment as set forth in Section 3 of this Agreement, the provisions of Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than the payment of accrued but unpaid wages, as required by law, or any unreimbursed reimbursable expenses). During the term of this Agreement, Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment, including under any offer letter or other agreement with the Company, other than those benefits expressly set forth in Section 3 of this Agreement.

(h) Transfer between Company and any Subsidiary. For purposes of this Section 3, if Executive’s employment relationship with the Company or any parent or subsidiary of the Company ceases, Executive will not, solely by virtue thereof, be determined to have been terminated without Cause for purposes of this Agreement if Executive continues to remain employed by the Company or any subsidiary of the Company immediately thereafter (e.g., upon transfer of Executive’s employment from the Company to a Company subsidiary).
4.Conditions to Receipt of Severance
(a)Release of Claims Agreement. The receipt of any severance payments or benefits in Section 3 pursuant to this Agreement is subject to Executive signing and not revoking a separation agreement and release of claims in substantially the form attached to this Agreement as Exhibit A (the “Release”), which must become effective and irrevocable no later than the sixtieth (60th) day following Executive’s termination of employment (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, Executive will forfeit any right to severance payments or benefits under this Agreement. Any severance payments or benefits otherwise payable to Executive between the termination date and the Release Deadline will be paid on or within fifteen (15) days following the Release Deadline, or, if later, such time as required by Section 5(a), except that acceleration of vesting of equity awards not subject to Section 409A will become effective on the date the Release becomes effective. In no event will severance payments or benefits be paid or provided until the Release actually becomes effective and irrevocable.
(b)Proprietary Information and Non-Competition Agreement. Executive’s receipt of any severance payments or benefits under Section 3 will be subject to Executive continuing to comply with the terms of any agreements between Executive and the Company concerning inventions, confidentiality, or restrictive covenants (the “Confidentiality Agreement”).
5.Section 409A.
(a)Notwithstanding anything to the contrary in this Agreement, no Deferred Payments will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A‑1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A. In addition, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but before the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.
(b)Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of this Agreement.

(c)Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes of this Agreement.
(d)The foregoing provisions are intended to comply with, or be exempt from, the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply. Specifically, the payments hereunder are intended to be exempt from the Requirements of Section 409A under the “short-term” deferral rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition before actual payment to Executive under Section 409A. In no event will the Company reimburse Executive for any taxes or other costs that may be imposed on Executive as a result of Section 409A or any other law.
6.Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s benefits under this Agreement shall be either
(a)delivered in full, or
(b)delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (1) reduction of cash payments, (2) cancellation of equity awards granted within the twelve-month period prior to a “change of control” (as determined under Code Section 280G) that are deemed to have been granted contingent upon the change of control (as determined under Code Section 280G), (3) cancellation of accelerated vesting of equity awards and (4) reduction of continued employee benefits. In the event that accelerated vesting of equity awards is to be cancelled, such vesting acceleration will be cancelled in the reverse chronological order of the award grant dates.
Unless the Company and Executive otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.
7.Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a)Cause. “Cause” will mean (i) any act of dishonesty or fraud taken by Executive in connection with his or her responsibilities as an employee (ii) Executive’s breach of the fiduciary duty or duty of loyalty owed to the Company, or material breach of the duty to protect the Company’s confidential and proprietary information, (iii) Executive’s conviction or plea of nolo contendere to a felony or a crime involving fraud, embezzlement, dishonesty, misappropriation of funds or any other act of moral turpitude, (iv) Executive’s gross negligence or willful misconduct in the performance of his or her duties, (v) Executive’s material breach of this Agreement or written policies of the Company; (vi) Executive’s engagement in conduct or activities that result or are reasonably likely to potentially result in negative publicity or public disrespect, contempt or ridicule of the Company; or (vii) Executive’s failure to abide by the lawful and reasonable directives of the Company, Notwithstanding the foregoing, a termination of the Executive’s employment following a Change of Control pursuant to subsection 7(a)(vii) shall not be for “Cause” unless the Company notifies Executive in writing of the alleged failure or breach that the Company claims constitutes Cause, and Executive fails to substantially cure such failure or breach within thirty (30) days of such notice.
(b)Change of Control. “Change of Control” will mean the occurrence of any of the following events:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities;
(ii)the consummation by the Company of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii)the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets (it being understood that the sale or spinoff of one or more divisions of the Company shall not constitute the sale or disposition of all or substantially all of the Company’s assets).
Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(c) Change of Control Period. “Change of Control Period” means the period beginning on a Change of Control and ending on the one-year anniversary of the Change of Control.
(d)Code. “Code” means the Internal Revenue Code of 1986, as amended.
(e)Deferred Payments. “Deferred Payments” means any severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement that, in each case, are or when considered together with any other severance payments or separation benefits are, considered deferred compensation under Section 409A.

(f)Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(g)Good Reason. “Good Reason” means Executive’s termination of employment within thirty (30) days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without Executive’s express written consent: (i) a material reduction in Executive’s duties, authority or responsibilities; provided, however, that the following will not constitute “Good Reason”: (1) Executive’s continued employment following the Change of Control with substantially the same responsibility with respect to the Company’s business and operations (for example, Executive will not experience a “Good Reason” condition if Executive has substantially the same responsibilities with respect to the business of the Company as Executive had immediately prior to the Change of Control whether Executive’s title is revised to reflect Executive’s placement within the overall corporate hierarchy and whether Executive provides services to a subsidiary, affiliate, business unit or otherwise), (2) changes to duties, authority or responsibilities following and related to a “going-private” transaction with significant management equity participation, or (3) changes to duties, authority or responsibilities that results solely from the Company’s ceasing to be a stand-alone public corporation; (ii) a material reduction by the Company in the annual base compensation of the Executive as in effect immediately prior to such reduction, other than a uniform reduction applicable to all executives generally (provided that one or more reductions in base compensation totaling ten percent (10%) or less will not constitute a material reduction for purposes of this clause (ii)); (iii) the relocation of the Executive to a facility or a location more than fifty (50) miles from the Executive’s then present location; or (iv) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 8 below.  In order for an event to qualify as Good Reason, Executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and the Company shall have failed to cure during a period of thirty (30) days following the date of such notice.
(h)Section 409A. “Section 409A” means Section 409A of the Code and the final Treasury Regulations and any official Internal Revenue Service guidance promulgated thereunder.
(i)Section 409A Limit. “Section 409A Limit” means two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Executive’s taxable year preceding the Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

8.Successors.
(a)The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 8(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
9.Notice.
(a)General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered, when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid, or when delivered by private courier service such as UPS or Federal Express that has tracking capability. In the case of Executive, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the Chief Executive Officer and General Counsel of the Company.
(b)Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 9(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice or any shorter period required herein).
10.Resignation. Upon the termination of Executive’s employment for any reason, Executive will be deemed to have resigned from all officer and/or director positions held at the Company and its affiliates voluntarily, without any further required action by Executive, as of the end of Executive’s employment and Executive, at the Board’s request, will execute any documents reasonably necessary to reflect Executive’s resignation.
11.Miscellaneous Provisions.
(a)No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Executive may receive from any other source.
(b)Waiver. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(d)Entire Agreement. This Agreement, along with the Confidentiality Agreement, constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof, during the term of this Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto and which specifically mention this Agreement.
(e)Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the Commonwealth of Massachusetts (with the exception of its conflict of laws provisions).
(f)Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.
(g)Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income, employment and other taxes.
(h)Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.
COMPANY                    NUANCE COMMUNICATIONS, INC.
By:    ___________________________________________
Title:    ___________________________________________
Date:    ___________________________________________

EXECUTIVE                    By:    ___________________________________________
Title:    ___________________________________________
Date:    ___________________________________________

FORM OF SEPARATION & RELEASE AGREEMENT
This Separation & Release Agreement (the “Agreement”) is made by and between Nuance Communications, Inc., a Delaware corporation (the “Company”) and _______________ (“Executive”). The Company and Executive are sometimes referred to collectively as the “Parties” and individually as a “Party.”
WHEREAS, Executive has agreed to enter this Agreement whereby Executive will release any and all claims Executive may have against the Company and other released parties upon certain events specified in the Change of Control and Severance Agreement by and between Company and Executive (the “Severance Agreement”).
NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:
1.Termination. Executive’s employment from the Company terminated on ________________ (the “Termination Date”).
2.Confidential Information. Subject to Section 13, Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Proprietary Information, Inventions and Non-Competition Agreement (the “Confidentiality Agreement”) between Executive and the Company. Executive agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Executive specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Executive shall return all the Company property and confidential and proprietary information in Executive’s possession to the Company on the Effective Date of this Agreement.
3.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the severance and benefits to be paid as set forth in the Severance Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation, premiums, leaves, relocation costs, interest, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
4.Non-Solicitation. In exchange for the severance pay and other consideration under the Severance Agreement to which Executive would not otherwise be entitled, Executive agrees that for a period of one (1) year after the Termination Date, Executive will not, without the express written consent of the Company, in its sole discretion, [(a) solicit any business that is competitive with the Company’s business from any client or customer of the Company or (b) either in Executive’s individual capacity or on behalf of or through any other entity, either directly or indirectly, hire, engage, recruit or participate in any way in the hiring, engagement or recruitment of, or participate in any effort to hire or solicit, any current or future employees of the Company or any subsidiary thereof.] [Delete bracketed text for employees in California and substitute the following: “directly or indirectly solicit any of the employees of the Company or any subsidiary thereof to leave their employment with the Company or any subsidiary thereof.”]
5.Non-disparagement. In exchange for the severance pay and other consideration under the Severance Agreement to which Executive would not otherwise be entitled, Executive agrees not to disparage the Company, the Company’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or the Company’s business, business reputation or personal reputation. Nothing in this Agreement shall prevent either Executive or the Company employees who are aware of the existence of this

Agreement from responding accurately and fully to any question, inquiry or request for information when required by legal process, nor prevent Executive from engaging in Protected Activities (as defined below).
6.[Non-Compete. In exchange for the severance pay and other consideration under the Severance Agreement to which Executive would not otherwise be entitled, Executive agrees that for a period of one (1) year after the Termination Date, Executive will not, without the express written consent of the Company, in its sole discretion, enter, engage in, participate in, or assist, either as an individual on your own or as a partner, joint venturer, employee, agent, consultant, officer, trustee, director, owner, part-owner, shareholder, or in any other capacity, in the United States of America, directly or indirectly, any other business organization whose activities or products are competitive with the activities or products of the Company then existing or under development. Nothing in this Agreement shall prohibit Executive from working for an employer that is engaged in activities or offers products that are competitive with the activities and products of the Company so long as Executive does not work for or with the department, division, or group in that employer’s organization that is engaging in such activities or developing such products. Executive recognizes that these restrictions on competition are reasonable because of the Company’s investment in goodwill, its customer lists, and other proprietary information and Executive’s knowledge of the Company’s business and business plans. If any period of time or geographical area should be judged unreasonable in any judicial proceeding, then the period of time or geographical area shall be reduced to such extent as may be deemed required so as to be reasonable and enforceable. Nothing in this Agreement shall preclude Executive from making passive investments of not more than two percent (2%) of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934, as amended.][Delete paragraph for employees located in California.]
7.Release of Claims. Executive agrees that the consideration to be paid in accordance with the terms of the Severance Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,
(a)any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
(b)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d)any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Family Rights Act; the California Labor Code, the California Workers’ Compensation Act, the California Fair Employment and Housing Act, Massachusetts Law Prohibiting Unlawful Discrimination, as amended, Mass. Gen. Laws ch. 151B, § 1 et seq., Massachusetts Discriminatory Wage Rates Penalized Law (Massachusetts Equal Pay Law), as amended, Mass. Gen. Laws ch. 149, § 105A et seq., Massachusetts Right to be Free from Sexual Harassment Law, Mass. Gen. Laws ch. 214, § 1C, Massachusetts Discrimination Against Certain Persons on Account of Age Law, Mass. Gen. Laws ch. 149, § 24A et seq., Massachusetts Equal Rights Law, Mass. Gen. Laws ch. 93, § 102 et seq., Massachusetts Violation of Constitutional Rights Law, Mass. Gen. Laws ch. 12, § 11I, Massachusetts Family and Medical Leave Law, Mass. Gen. Laws ch. 149, § 52D; and the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148, et seq.;
(e)any and all claims for violation of the federal, or any state, constitution;
(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
(g)any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any severance obligations due Executive under the Severance Agreement and does not release claims that cannot be released as a matter of law. Nothing in this Agreement waives Executive’s rights to indemnification or any payments under any insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.
8.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights he or she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. Any revocation should be in writing and delivered to the General Counsel at the Company by close of business on the seventh day from the date that Executive signs this Agreement. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he/she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

9.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.
10.No Pending or Future Lawsuits. Executive represents that he or she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that Executive does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
11.No Cooperation. Subject to Section 13, Executive agrees that he or she will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement.
12.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or to any third party.
13.Protected Activity. Executive understands that nothing in this Agreement or in the Confidentiality Agreement shall in any way limit or prohibit Executive from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint or report with, or otherwise communicating with, cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Proprietary Information under this Agreement or the Confidentiality Agreement to any parties other than the relevant Government Agencies. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications
14.Miscellaneous.
(a)Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

(b)Authority. Executive represents and warrants that Executive has the capacity to act on his or her own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement.
(c)No Representations. Executive represents that Executive has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.
(d)Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
(e)Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
(f)Entire Agreement. This Agreement, along with the Severance Agreement and the Confidentiality Agreement, represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company.
(g)No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Chief Executive Officer of the Company.
(h)Governing Law. [FOR MA RESIDENTS:] [This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Massachusetts, and the Company and the Executive each consent to personal and exclusive jurisdiction and venue in the Commonwealth of Massachusetts.] [FOR CA RESIDENTS:] [This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California, and the Company and the Executive each consent to personal and exclusive jurisdiction and venue in the State of California.]
(i)Effective Date. This Agreement is effective eight (8) days after it has been signed by both Executive, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
(j)Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
(k)Voluntary Execution of Agreement. Executive understands and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and other persons referenced herein. Executive acknowledge that:
(i)Executive has read this Agreement;
(ii)Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has voluntarily declined to seek such counsel;

(iii)Executive understand the terms and consequences of this Agreement and of the releases it contains; and
(iv)Executive is fully aware of the legal and binding effect of this Agreement.
Signature Page Follows

IN WITNESS WHEREOF, the Parties have executed this Separation & Release Agreement on the respective dates set forth below.

COMPANY:                    NUANCE COMMUNICATIONS, INC.
By:    ___________________________________________
Title:    ___________________________________________
Date:    ___________________________________________

EXECUTIVE:                         ___________________________________________
Date:    ___________________________________________